UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Allianz SE

(Exact name of Registrant as Specified in its Charter)

Germany	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification Number)

Königinstrasse 28 80802 Munich Germany Telephone: 011-49-89-3800-0	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

8.375% Undated Subordinated Callable Bonds	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration file number to which this form relates: 333-151308

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The title of the class of securities to be registered hereby is: “8.375% Undated Subordinated Callable Bonds” (the “Undated Subordinated Bonds”). The description of the Undated Subordinated Bonds incorporated by reference to the description that appears under the caption “Description of Debt Securities and Guarantees We May Offer” in the Prospectus included within the Registrant’s registration statement on Form F-3 (File 333-151308) (the “F-3”), as supplemented by the information under the caption “Description of the Undated Subordinated Bonds” in the prospectus supplement dated June 3, 2008 and filed pursuant to Rule 424(b), under the Securities Act of 1933, as amended (the “Act”). Any form of the prospectus or the prospectus supplement that includes such description that is subsequently filed by the Registrant as part of an amendment to the F-3 or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference into this Registration Statement and deemed to be a part hereof.

Item 2.    Exhibits.

1.	Form of Subordinated Indenture between the Registrant and The Bank of New York, as trustee (incorporated by reference from Exhibit 4.2 to the Registrant’s registration statement on Form F-3, as amended (File No. 333-151308)).

2.	Form of First Supplemental Indenture between the Registrant and The Bank of New York, as trustee, setting forth the terms of the Undated Subordinated Bonds (incorporated by reference from Exhibit 4.1 to the Registrant’s registration statement on Form 6-K filed with the Commission on June 10, 2008).

3.	Form of 8.375% Undated Subordinated Callable Bonds (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on June 10, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Allianz SE
(registrant)

Date: June 10, 2008	By:	/s/ Michael Diekmann
Name: Michael Diekmann
Title: Chief Executive Officer

	By:	/s/ Dr. Paul Achleitner
Name: Dr. Paul Achleitner
Title: Member of the Management Board